FOR IMMEDIATE RELEASE

November 4, 2014

For more information contact:

Scott Estes (419) 247-2800

Health Care REIT, Inc. Reports 7% Increase in Third Quarter Normalized FFO to $1.04 Per Diluted Share

Grows Third Quarter Same Store NOI 4.3%, Led by 7.6% Growth in Seniors Housing Operating Portfolio

 Completes $757 Million of Third Quarter Investments

Increases Dividend 4% for 2015

Toledo, Ohio, November 4, 2014…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s third quarter ended September 30, 2014.

“Our relationship investing strategy continues to drive consistent, predictable growth that is setting the standard in our industry,” said Tom DeRosa, CEO of HCN. “Our strong same store NOI growth of 4.3% across the portfolio, fueled by 7.6% growth in the seniors housing operating portfolio, demonstrates the power of partnering with best-in-class operators to improve the way seniors live.  We invested over $750 million in high-quality assets this quarter and have a strong investment pipeline across the US, UK and Canada.  Our balance sheet is strategically positioned to execute on these opportunities as we continue to deliver outstanding results and total returns for our shareholders.”

Earnings Results  The company earned quarterly normalized FFO and FAD per share of $1.04 and $0.91, respectively, representing 7% and 6% increases from the third quarter of 2013.  These earnings results are primarily attributable to strong quarterly operating results as well as $2.3 billion of investments over the last twelve months.

Dividend Growth   As previously announced, the Board of Directors declared a cash dividend for the quarter ended September 30, 2014 of $0.795 per share, as compared to $0.765 per share for the same period in 2013, representing a 4% increase.  On November 20, 2014, the company will pay its 174th consecutive quarterly cash dividend.  The Board of Directors also approved a new 2015 quarterly cash dividend rate of $0.825 per share ($3.30 per share annually), which represents a 4% increase, commencing with the February 2015 dividend payment.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

Third Quarter Investment Activity   The company completed $757 million of gross investments for the quarter including $653 million in acquisitions, $76 million in development funding, $25 million in loan advances and $4 million in capital improvements. The $653 million of acquisitions have a blended yield of 6.4%.  The acquisitions were primarily with existing relationships and are consistent with HCN’s strategic focus on high-quality properties.  They include 16 medical office buildings, a post-acute property operated by Genesis, 11 U.K. seniors housing operating properties managed by Sunrise and three U.K. seniors housing triple-net properties operated by Avery.  All of the third quarter acquisitions were included in the $1.7 billion acquisition pipeline announced by the company on September 11, 2014. The company expects the remaining $1.05 billion acquisition pipeline, including the HealthLease transaction, to be completed during the fourth quarter.  The $76 million in development funding is expected to yield 7.9% upon completion and includes seniors housing, post-acute and medical office properties.  The $25 million of loans were made at a blended rate of 8.4%.  In addition to the new investment activity during the quarter, the company placed into service one development property and one property expansion totaling $21 million with a blended yield of 7.8%.

Outlook for 2014  The company is narrowing its 2014 guidance and now expects to generate normalized FFO in a range of $4.07 to $4.13 per diluted share from the previous range of $4.05 to $4.15 per diluted share, now representing a 7%-8% increase from 2013. The company is also narrowing its normalized FAD guidance to a range of $3.59 to $3.65 per diluted share from the previous range of $3.57 to $3.67 per diluted share, now representing a 7%-9% increase from 2013. In addition, the company is increasing its dispositions guidance to $625 million from $450 million. Net income attributable to common stockholders guidance has been increased to a range of $1.18 to $1.24 per diluted share from the previous range of $1.02 to $1.12 per diluted share primarily due to gains on property dispositions and the items noted above.

The company’s guidance does not include any additional 2014 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-

3Q14 Earnings Release                                                                                                                                                                November 4, 2014

time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2014 outlook and assumptions on the third quarter 2014 conference call.

Conference Call Information  The company has scheduled a conference call on Tuesday, November 4, 2014 at 10:00 a.m. Eastern Time to discuss its third quarter 2014 results, industry trends, portfolio performance and outlook for 2014. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 18, 2014. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 18092422. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended September 30, 2014, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

About Health Care REIT, Inc.  HCN, an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of September 30, 2014, the company’s broadly diversified portfolio consisted of 1,246 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities

3Q14 Earnings Release                                                                                                                                                                November 4, 2014

and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

3Q14 Earnings Release                                                                                                                                                                November 4, 2014

HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	September 30,
	2014	2013
Assets
Real estate investments:
Land and land improvements	$1,971,513	$1,869,234
Buildings and improvements	21,310,165	20,387,577
Acquired lease intangibles	1,092,367	1,050,542
Real property held for sale, net of accumulated depreciation	47,463	2,141
Construction in progress	179,356	158,006
	24,600,864	23,467,500
Less accumulated depreciation and intangible amortization	(2,959,813)	(2,168,334)
Net real property owned	21,641,051	21,299,166
Real estate loans receivable(1)	318,221	307,377
Net real estate investments	21,959,272	21,606,543
Other assets:
Investments in unconsolidated entities	656,213	475,574
Goodwill	68,321	68,321
Deferred loan expenses	72,083	68,569
Cash and cash equivalents	998,678	164,838
Restricted cash	118,167	80,890
Receivables and other assets(2)	668,988	585,070
	2,582,450	1,443,262
Total assets	$24,541,722	$23,049,805

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$-	$847,670
Senior unsecured notes	7,305,414	6,395,638
Secured debt	2,893,814	3,115,862
Capital lease obligations	83,614	84,069
Accrued expenses and other liabilities	677,042	660,441
Total liabilities	10,959,884	11,103,680
Redeemable noncontrolling interests	76,416	31,706
Equity:
Preferred stock	1,006,250	1,022,917
Common stock	327,433	288,249
Capital in excess of par value	14,665,449	12,349,678
Treasury stock	(35,241)	(21,263)
Cumulative net income	2,637,033	2,301,869
Cumulative dividends	(5,358,834)	(4,363,376)
Accumulated other comprehensive income	(52,704)	(23,475)
Other equity	6,223	5,864
Total Health Care REIT, Inc. stockholders’ equity	13,195,609	11,560,463
Noncontrolling interests	309,813	353,956
Total equity	13,505,422	11,914,419
Total liabilities and equity	$24,541,722	$23,049,805

(1) Includes non-accrual loan balances of $0 and $2,650,000 at September 30, 2014 and 2013, respectively.
(2) Includes net straight-line receivable balances of $256,271,000 and $186,872,000 at September 30, 2014 and 2013, respectively.

3Q14 Earnings Release                                                                                                                                                                November 4, 2014

Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2014	2013	2014	2013
	Revenues:
	Rental income	$354,148	$308,512	$1,038,451	$900,028
	Resident fees and service	482,412	466,127	1,406,316	1,164,446
	Interest income	9,344	7,629	26,871	24,325
	Other income	1,619	1,443	4,139	3,168
	Gross revenues	847,523	783,711	2,475,777	2,091,967

	Expenses:
	Interest expense	118,435	116,020	360,334	334,321
	Property operating expenses	355,157	341,921	1,040,342	872,701
	Depreciation and amortization	200,970	241,027	648,737	623,777
	General and administrative expenses	30,803	28,718	115,327	79,799
	Transaction costs	13,554	23,591	21,546	117,707
	Loss (gain) on derivatives, net	49	4,872	400	4,465
	Loss (gain) on extinguishment of debt, net	2,692	(4,068)	3,075	(4,376)
	Other expenses	10,262	-	10,262	-
	Total expenses	731,922	752,081	2,200,023	2,028,394

	Income (loss) from continuing operations before income taxes
	and income from unconsolidated entities	115,601	31,630	275,754	63,573
	Income tax (expense) benefit	10,198	(3,077)	6,369	(7,055)
	Income (loss) from unconsolidated entities	(2,632)	(331)	(19,705)	(3,529)
	Income (loss) from continuing operations	123,167	28,222	262,418	52,989

	Discontinued operations:
	Gain (loss) on sales of discontinued properties, net	-	4,707	6,411	57,202
	Income (loss) from discontinued operations, net	-	676	724	2,397
		-	5,383	7,135	59,599
	Gain (loss) on real estate dispositions, net	29,604	-	36,272	-
	Net income (loss)	152,771	33,605	305,825	112,588
Less:	Preferred dividends	16,352	16,602	49,057	49,805
	Net income (loss) attributable to noncontrolling interests	164	(3,688)	(1,339)	(4,462)
	Net income (loss) attributable to common stockholders	$136,255	$20,691	$258,107	$67,245

	Average number of common shares outstanding:
	Basic	311,117	286,020	299,137	273,148
	Diluted	312,812	288,029	300,645	275,247

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.44	$0.07	$0.86	$0.25
	Diluted	$0.44	$0.07	$0.86	$0.24

	Common dividends per share	$0.795	$0.765	$2.385	$2.295

3Q14 Earnings Release                                                                                                                                                                November 4, 2014

Normalizing Items				Exhibit 1
(in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Transaction costs	$13,554 (1)	$23,591	$21,546	$117,707
Loss (gain) on derivatives, net	49 (2)	4,872	400	4,465
Loss (gain) on extinguishment of debt, net	2,692 (3)	(4,068)	3,075	(4,376)
CEO transition costs	-	-	19,688	-
Nonrecurring income tax benefits	(17,426)(4)	-	(17,426)	-
Other expenses	10,262 (5)	-	10,262	-
Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	488 (6)	(1,847)	5,095	(1,858)
Total	$9,619	$22,548	$42,640	$115,938

Average diluted common shares outstanding	312,812	288,029	300,645	275,247
Net amount per diluted share	$0.03	$0.08	$0.14	$0.42

Notes:	(1) Primarily costs incurred with seniors housing transactions.
	(2) Related to settlement of currency hedges on foreign investments.
	(3) Primarily related to unsecured line of credit facility enhancements and conversion of senior unsecured notes due 2029.
	(4) Related to elimination of deferred tax liabilities in the UK and expiration of statute of limitations for unrecognized tax benefits in the US.
	(5) Related to costs incurred in connection with nonrecurring income tax benefits.
	(6) Primarily related to costs incurred with unconsolidated seniors housing transactions.

Funds Available for Distribution Reconciliation				Exhibit 2
(in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$136,255	$20,691	$258,107	$67,245
Depreciation and amortization(1)	200,970	242,981	648,737	630,579
Losses/impairments (gains) on properties, net	(29,604)	(4,707)	(42,683)	(57,202)
Noncontrolling interests(2)	(8,157)	(10,853)	(26,042)	(22,763)
Unconsolidated entities(3)	16,995	8,494	50,298	33,763
Gross straight-line rental income	(24,085)	(14,714)	(63,635)	(43,044)
Prepaid/straight-line rent receipts	(235)	510	2,882	4,951
Amortization related to above (below) market leases, net	138	54	503	163
Non-cash interest expense	547	(852)	2,527	3,779
Cap-ex, tenant improvements, lease commissions	(17,768)	(17,357)	(43,956)	(41,415)
Funds available for distribution	275,056	224,247	786,738	576,056
Normalizing items, net(4)	9,619	22,548	42,640	115,938
Prepaid/straight-line rent receipts	235	(510)	(2,882)	(4,951)
Funds available for distribution - normalized	$284,910	$246,285	$826,496	$687,043

Average diluted common shares outstanding	312,812	288,029	300,645	275,247

Per share data:
Net income (loss) attributable to common stockholders	$0.44	$0.07	$0.86	$0.24
Funds available for distribution	$0.88	$0.78	$2.62	$2.09
Funds available for distribution - normalized	$0.91	$0.86	$2.75	$2.50

Normalized FAD Payout Ratio:
Dividends per common share	$0.795	$0.765	$2.39	$2.295
FAD per diluted share - normalized	$0.91	$0.86	$2.75	$2.50
Normalized FAD payout ratio	87%	89%	87%	92%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

3Q14 Earnings Release                                                                                                                                                                November 4, 2014

Funds From Operations Reconciliation				Exhibit 3
(in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$136,255	$20,691	$258,107	$67,245
Depreciation and amortization(1)	200,970	242,981	648,737	630,579
Losses/impairments (gains) on properties, net	(29,604)	(4,707)	(42,683)	(57,202)
Noncontrolling interests(2)	(9,359)	(12,328)	(29,618)	(25,942)
Unconsolidated entities(3)	18,250	11,626	55,019	45,130
Funds from operations	316,512	258,263	889,562	659,810
Normalizing items, net(4)	9,619	22,548	42,640	115,938
Funds from operations - normalized	$326,131	$280,811	$932,202	$775,748

Average diluted common shares outstanding	312,812	288,029	300,645	275,247

Per share data:
Net income (loss) attributable to common stockholders	$0.44	$0.07	$0.86	$0.24
Funds from operations	$1.01	$0.90	$2.96	$2.40
Funds from operations - normalized	$1.04	$0.97	$3.10	$2.82

Normalized FFO Payout Ratio:
Dividends per common share	$0.795	$0.765	$2.39	$2.295
FFO per diluted share - normalized	$1.04	$0.97	$3.10	$2.82
Normalized FFO payout ratio	76%	79%	77%	81%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2014			Exhibit 4
(dollars per fully diluted share)
	Prior Outlook		Current Outlook
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$1.02	$1.12	$1.18	$1.24
Losses/impairments (gains) on sale of properties, net	-	-	(0.14)	(0.14)
Depreciation and amortization(1)	2.92	2.92	2.88	2.88
Funds from operations	3.94	4.04	3.92	3.98
Normalizing items, net(2)	0.11	0.11	0.15	0.15
Funds from operations - normalized	$4.05	$4.15	$4.07	$4.13

FAD Reconciliation:
Net income attributable to common stockholders	$1.02	$1.12	$1.18	$1.24
Losses/impairments (gains) on sale of properties, net	-	-	(0.14)	(0.14)
Depreciation and amortization(1)	2.92	2.92	2.88	2.88
Net straight-line rent and above/below amortization(1)	(0.26)	(0.26)	(0.28)	(0.28)
Cap-ex, tenant improvements, lease commissions(1)	(0.22)	(0.22)	(0.20)	(0.20)
Funds available for distribution	3.46	3.56	3.44	3.50
Normalizing items, net(2)	0.11	0.11	0.15	0.15
Funds available for distribution - normalized	$3.57	$3.67	$3.59	$3.65

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.
	(2) See Exhibit 1.